Exhibit 10.24
3104 Cherry Palm Drive, Suite 260
Tampa, FL 33619
Phone: (813)386-0058
Fax: (813)910-9585
December 1, 2004
Management Services Agreement
This agreement is entered into by and between Rogellen Partners, Inc. with its principal place of business at 36 Sandy Hook Rd. N., Sarasota, FL 34242, hereafter known as (RPI), and Rx Development Resources, LLC, (“RXDR”) with its principal place of business at 3104 Cherry Palm Dr. # 260, Tampa, FL 33647
In consideration of the mutual promises and covenants set forth below, the parties do mutually agree as follows;
1. Scope of Work
RPI will provide management services to RXDR including the services of Roger Vogel, MD as Managing Member and CMO.
2. Confidentiality
The management team provided by RPI must abide by all confidentiality agreements entered into by RxDR.
3. Term
This agreement is in effect until modified by the Board of Directors of RPI in consultation with the Managing Members of RxDR.
4. Remuneration
RPI will provide services in return for $6,000 per month through the end of April, 2005. Beginning in May, 2005, it is anticipated that the payment will increase to $10,000.00 per month, reflecting an annual payment of $120,000 for the services of 60% of Dr. Roger Vogel’s time as Chief Medical Officer of RxDR. This payment will be enhanced each month by a sum equal to 8% of the payment plus $1,000. These funds are intended to offset the cost of employee benefits and payroll taxes to Rogellen. It is understood that Dr. Vogel will continue to serve 40% of his time as a consultant to Genaera, Inc. Any payments made to RxDR as remuneration for Dr. Vogel’s work with Genaera, Inc. will be passed directly through to RPI.
5. Management Bonus
Rogellen will receive a management bonus based on company performance. The bonus will be calculated based on RxDR performance from December 15 of the previous year to December 15 of the current year. The calculation will be based on the level of free cash flow in the business as follows:

0 - $100,000 = no bonus
Every $10,000 in free cash flow above $100,000 = $1,200 to a maximum of $60,000.
5. This Agreement shall be construed, interpreted and applied in accordance with laws in the State of Florida.
In Witness whereof, the parties have executed this agreement

RxDR		Rogellen Partners, Inc.

By:	/s/ Barry Butler	By:	/s/ Roger Vogel

Barry Butler Partner/CEO		Roger Vogel, MD, President

By:	/s/ Roger Vogel

Roger Vogel, MD Partner/CMO
Date: 1 DEC 04